EXHIBIT 99.1

PCTEL Declares Regular Quarterly Dividend

January 21, 2021

BLOOMINGDALE, Ill.--(BUSINESS WIRE)--Jan. 21, 2021-- PCTEL, Inc. (Nasdaq: PCTI), a leading global provider of wireless technology, announced today the declaration of its regular quarterly dividend of $0.055 per share on its common stock. This dividend will be payable on February 15, 2021 to shareholders of record at the close of business on February 8, 2021.

The Company believes its 2021 dividend payments will be a return of capital for U.S. income tax purposes. See IRS Form 8937 posted on the Company’s website at http://investor.pctel.com/stock-information/dividends-IRSforms.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL® is a registered trademark of PCTEL, Inc. © 2021 PCTEL, Inc. All rights reserved.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210121005076/en/

PCTEL Company Contact

Suzanne Cafferty

Vice President, Global Marketing

PCTEL, Inc.

(630) 339-2107

public.relations@pctel.com

PCTEL Investor Relations Contact

Phillip Kupper

Three Part Advisors, LLC

(817) 778-8339

Pkupper@threepa.com

Source: PCTEL, Inc.